Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2) |    |

WACHOVIA BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

22-1147033

(I.R.S. Employer Identification No.)

301 SOUTH COLLEGE STREET, CHARLOTTE, NORTH CAROLINA	28288-0630
(Address of principal executive offices)	(Zip Code)

WACHOVIA BANK, NATIONAL ASSOCIATION,

ONE PENN PLAZA, SUITE 1414

NEW YORK, NEW YORK 10119

ATTENTION: CORPORATE TRUST ADMINISTRATION

(212) 273-7012

(Name, address and telephone number of agent for service)

BRODER BROS., CO.

(Exact name of obligor as specified in its charter)

Michigan	38-1911112
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TSM Acquisition Co.

(Exact name of obligor as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

77-0601218

(I.R.S. Employer Identification No.)

ASHI, Inc.

(Exact name of obligor as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

51-0397048

(I.R.S. Employer Identification No.)

401 E. Hunting Park Ave.

Philadelphia, Pennsylvania

(Address of principal executive offices)

19124

(Zip Code)

11-1/4% Senior Notes due 2010, Series B

(Title of indenture securities)

1. General information.

Furnish the following information as to the trustee:

a) Name and address of each examining or supervisory authority to which it is subject:

Comptroller of the Currency

United States Department of the Treasury

Washington, D.C. 20219

Federal Reserve Bank

Richmond, Virginia 23219

Federal Deposit Insurance Corporation

Washington, D.C. 20429

b) Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	Copy of Articles of Association of the trustee as now in effect. (Previously filed with the Securities and Exchange Commission on March 16, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-47985.)

2.	Copy of the Certificate of the Comptroller of the Currency dated March 4, 1998, evidencing the authority of the trustee to transact business. (Previously filed with the Securities and Exchange Commission on July 15, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-59145.)

3.	Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller of the Currency dated April 7, 1999. (Previously filed with the Securities and Exchange Commission on May 20, 1999 in connection with Registration Statement Number 333-78927.)

4.	Copy of existing by-laws of the trustee.(Previously filed with the Securities and Exchange Commission on April 30, 2001 in connection with Registration Statement Number 333-59848.)

6.	Consent of the trustee required by Section 321(b) of the Act. (Previously filed with the Securities and

Exchange Commission on April 30, 2001 in connection with Registration Statement Number 333-59848.)

7.	Copy of latest report of condition of the trustee published pursuant to the requirements of its supervising authority. (Filed herewith.)

NOTE

The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939,the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 22nd day of October, 2003.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ STEPHANIE MOORE

	Name:	STEPHANIE MOORE
	Title:	VICE PRESIDENT

EXHIBIT 7

Wachovia Bank National Association

Statement of Financial Condition

As of 12/31/2001

ASSETS

($000’s)

ASSETS
Cash and balance due from depository institutions:
Non-interest-bearing balances and currency and coin	10,660,000
Interest bearing balances	6,638,000
Securities:
Hold-to-maturity securities	0
Available-for-sale securities	47,596,000
Federal funds sold and securities purchased under agreements to resell	5,188,000
Loans and lease financing receivables:
Loan and leases held for sale	7,337,000
Loan and leases, net of unearned income	116,417,000
Less: Allowance for loan and lease losses	2,222,000
Less: Allocated transfer risk reserve	0
Loans and leases, net of unearned income, allowance	114,195,000
Trading Assets	19,071,000
Premises and fixed assets (including capitalized leases)	2,628,000
Other real estate owned	92,000
Investment in unconsolidated subsidiaries and associated companies	503,000
Customer’s liability to this bank on acceptances outstanding	732,000
Intangible assets:
Goodwill	2,253,000
Other intangible Assets	336,000
Other assets:	15,556,000
Total Assets:	232,785,000
LIABILITIES
Deposits:
In domestic offices	135,276,000
Non-interest-bearing	24,546,000
Interest-bearing	110,730,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	12,473,000
Non-interest-bearing	32,000
Interest-bearing	12,441,000
Federal funds purchased and securities sold under agreements to repurchase	19,728,000
Trading liabilities	15,559,000
Other borrowed money	16,702,000
Bank’s liability on acceptances executed and outstanding	749,000
Subordinated notes and debentures	5,993,000
Other liabilities.	9,195,000
Total liabilities	215,675,000
Minority Interest in consolidated subsidiaries	977,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	161,000
Common Stock	455,000
Surplus	13,302,000
Retained Earnings	1,847,000
Accumulated other comprehensive income	368,000
Other Equity Capital components	0
Total equity capital	16,133,000
Total liabilities and equity capital	232,785,000

1